Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

For Tender of Any and All of the
5.75% Senior Subordinated Notes due 2022
of

Penske Automotive Group, Inc.

Pursuant to the Prospectus
dated                      , 2013

This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to tender the Old Notes (as defined below) described in the prospectus dated                                 , 2013 (as the same may be supplemented from time to time, the “Prospectus”) of Penske Automotive Group, Inc., a Delaware corporation (the “Company”), if (i) certificates for any of the outstanding 5.75% Senior Subordinated Notes due 2022 (the “Old Notes”) of the Company are not immediately available, (ii) time will not permit the Old Notes, the letter of transmittal and all other required documents to be delivered to The Bank of New York Mellon Trust Company, N.A. (the “Exchange Agent”) prior to 5:00 p.m., New York City Time, on                              , 2013 or such later date and time to which the Exchange Offer may be extended (the “Expiration Date”), or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This notice of guaranteed delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mailed to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See “Exchange Offer-Procedures for Tendering” in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

The Exchange Agent for the Exchange Offer is:
The Bank of New York Mellon Trust Company, N.A.

By Registered and Certified Mail:	By Overnight Courier or Regular Mail:	By Hand Delivery:
The Bank of New York Mellon Trust Company, N.A. c/o The Bank of New York Mellon Corporation Corporate Trust Operations- Reorganization Unit 111 Sanders Creek Parkway East Syracuse, NY 13057	The Bank of New York Mellon Trust Company, N.A. c/o The Bank of New York Mellon Corporation Corporate Trust Operations- Reorganization Unit 111 Sanders Creek Parkway East Syracuse, NY 13057	The Bank of New York Mellon Trust Company, N.A. c/o The Bank of New York Mellon Corporation Corporate Trust Operations- Reorganization Unit 111 Sanders Creek Parkway East Syracuse, NY 13057
Attn: Chris Landers	Attn: Chris Landers	Attn: Chris Landers

Or

By Facsimile Transmission:

732-667-9408

Confirm by Telephone:

315-414-3362

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE AVALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF GUARANTEED DELIVERY.

This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

The undersigned acknowledges receipt of the Prospectus and the related letter of transmittal, which describe the Company’s offer (the “Exchange Offer”) to exchange the Company’s registered 5.75% Senior Subordinated Notes due 2022 (the “Exchange Notes”) for a like principal amount of the Company’s outstanding unregistered 5.75% Senior Subordinated Notes due 2022 (the “Old Notes”). The Old Notes may only be tendered in principal amounts equal to $2,000 and any integral multiple of $1,000 in excess thereof.

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related letter of transmittal, the aggregate principal amount of the Old Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “Exchange Offer — Guaranteed Delivery Procedures.”

The undersigned understands that (i) no withdrawal of a tender of any of the Old Notes may be made on or after the Expiration Date, and (ii) for a withdrawal of a tender of any of the Old Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at its address specified on the cover of this notice of guaranteed delivery prior to the Expiration Date.

The undersigned also understands that the exchange of the Old Notes for the Exchange Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) such Old Notes (or book-entry confirmation of the transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”)) and (ii) a letter of transmittal (or facsimile thereof) with respect to such Old Notes, properly completed and duly executed, with any required signature guarantees, this notice of guaranteed delivery and any other documents required by the letter of transmittal or, in lieu thereof, a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the letter of transmittal, and any other documents required by the letter of transmittal.

All authority conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this notice of guaranteed delivery shall be binding on the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

Name(s) of Registered Holder(s):
(Please Print or Type)

Signature(s):

Address(es):

Area Code(s) and Telephone Number(s):

If the Old Notes will be delivered by book-entry transfer at
DTC, insert Depository Account Number:

Date:

Certificate Number(s)*	Principal Amount of the Old Notes Tendered**

* Need not be completed if the Old Notes being tendered are in book-entry form.
*	* Must be an integral multiple of $1,000 in principal amount.

This notice of guaranteed delivery must be signed by the registered holder(s) of the Old Notes exactly as its (their) name(s)

appear on the certificate(s) for such Old Notes or on a security position listing as the owner of the Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, you must provide the following information.

Name(s):

Title(s):

Signature(s):

Address(es):

DO NOT SEND THE OLD NOTES WITH THIS FORM. THE OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR PROPERLY TRANSMITTED AGENT’S MESSAGE.

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm or other entity identified as an “Eligible Guarantor Institution” in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (1) represents that each holder of the Old Notes on whose behalf this tender is being made own(s) the Old Notes covered hereby within the meaning of Rule 13d-3 under the Exchange Act, (2) represents that such tender of the Old Notes complies with Rule 14e-4 of the Exchange Act and (3) guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Old Notes being tendered hereby for exchange pursuant to the Exchange Offer in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at the book-entry transfer facility of DTC) with delivery of a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees, or in lieu of a letter of transmittal a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agreement to be bound by and held accountable under, the letter of transmittal, and any other required documents, all within three New York Stock Exchange trading days after the Expiration Date of the Exchange Offer.

Name of Firm:

Address:

(Zip Code)

Telephone Number:

(Authorized Signature)
(Please Print or Type)

Name:

Title:

Date:

The institution that completes the notice of guaranteed delivery must (i) deliver or otherwise transmit the same to the Exchange Agent at its address set forth above by hand, facsimile, or mail, on or prior to the Expiration Date, and (ii) deliver the certificates representing any Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at DTC), together with a properly completed and duly executed letter of transmittal (or facsimile thereof) or a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the letter of transmittal in lieu thereof), with any required signature guarantees and any other documents required by the letter of transmittal to the Exchange Agent within the time period set forth herein. Failure to do so could result in a financial loss to such institution.